UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM F-3
                                    --------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              SINOVAC BIOTECH LTD.
                              --------------------
             (Exact name of registrant as specified in its charter)

                                 Not Applicable
                                 --------------
                 (Translation of registrant's name into English)

                              Antigua, West Indies
                              --------------------
                 (Jurisdiction of incorporation or organization)

        No. 39 Shangdi Xi Road, Haidian District, Beijing, P.R.C. 100085
                               Tel: 86-10-82890088
   --------------------------------------------------------------------------
   (Address and telephone number of Registrant's principal executive offices)

          Agent for Service               With a Copy to
          -----------------               --------------
          Weidong Yin                     Devlin Jensen
          Sinovac Biotech Ltd.            Attention:  Michael T. Shannon
          No. 39 Shangdi Xi Road,         555 West Hastings, Suite 2550
          Haidian District, Beijing       Street, Vancouver, British
          P.R. China  100085              Columbia, Canada, V6B 4N5
          Telephone:86-10-82890088        Telephone:  (604) 684-2550
          Facsimile: 86-10-62966910       Facsimile:  (604) 684-0916

           (Name, address, and telephone number of agent for service)

        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this registration statement
 ------------------------------------------------------------------------------


If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

-------------------------------------------------------------------------------------------------------------
Title of each class of      Amount to be        Proposed maximum     Proposed maximum         Amount of
   securities to be          registered       aggregate price per   aggregate offering   registration fee (2)
      registered                                  share (1)             price (2)
-------------------------------------------------------------------------------------------------------------
Common Stock               574,167 shares       $3.09 per share        $ 1,774,176             $ 208.82

Common Stock issuable      602,970 shares       $3.09 per share        $ 1,863,177.30          $ 219.30
upon exercise of
warrants
-------------------------------------------------------------------------------------------------------------
Total:                    1,177,137 shares                             $ 3,637,353.30          $ 428.12
-------------------------------------------------------------------------------------------------------------

(1) This price is based on the last five day average trading price on the American Stock Exchange as of the date of this registration statement.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                  Subject to completion, dated February 15, 2005

                                   PROSPECTUS
                                   ----------


                               ------------------
                              Sinovac Biotech Ltd.
                               ------------------


                        1,177,137 shares of common stock

                         ------------------------------

This prospectus relates to the resale of up to 574,167 shares of our common stock, par value $0.001 per share, and up to 602,970 shares of common stock underlying outstanding warrants to purchase common stock by the selling securityholders identified on page 8 of this prospectus. See "Plan of Distribution" on page 12 of this prospectus for a description of the manner in which shares of common stock may be offered and sold by the selling securityholders under this prospectus.

The selling securityholders identified on page 8 of this prospectus may offer and sell the shares of common stock covered by this prospectus from time to time. We will not receive any of the proceeds from the sale of the shares by the selling securityholders. The selling securityholders will receive all of the proceeds from the sale of the shares and will pay all selling commissions, if any, applicable to the sale of the shares. We will pay the expenses of registration of the sale of the shares.

Our common stock commenced trading on the OTC Bulletin Board on February 21, 2003 under the symbol "NTFSF". On December 8, 2004, we received approval from the American Stock Exchange ("AMEX") for listing our common stock and our shares began trading on AMEX under the symbol "SVA". The last reported sales price of our common stock on AMEX was $3.02 per share.


INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS"
--------------------------------------------------------------------------------
BEGINNING ON PAGE 2 TO READ ABOUT THE FACTORS YOU SHOULD CONSIDER BEFORE
------------------------------------------------------------------------
INVESTING.
----------

Neither the Securities and Exchange Commission nor any state securities
-----------------------------------------------------------------------
commission has approved or disapproved of these securities or passed upon the
-----------------------------------------------------------------------------
adequacy or accuracy of this prospectus. Any representation to the contrary is a
--------------------------------------------------------------------------------
criminal offence.
-----------------


                The date of this prospectus is February 15, 2005

                         -------------------------------

                                        I



                                TABLE OF CONTENTS
                                -----------------


                                                                        Page
                                                                        ----

About This Prospectus                                                     1

Cautionary Statement Regarding Forward Looking Statements                 1

The Company                                                               2

Risk Factors                                                              2

Currency of Presentation                                                  7

Use of Proceeds                                                           8

Transactions with Selling Securityholders                                 8

Selling Securityholders                                                   8

Plan of Distribution                                                     12

Legal Matters                                                            14

Experts                                                                  14

Availability of Additional Information                                   15

Incorporation of Certain Information By Reference                        15

Disclosure of Commission Position on Indemnification for
  Securities Act Liabilities                                             16

Expense of the Issue                                                     17

Indemnification of Directors and Officers                                17

Exhibits                                                                 18

Undertakings                                                             18

Signatures                                                               19

                              ABOUT THIS PROSPECTUS
                              ---------------------

We are registering our common stock for resale by selling securityholders. The selling securityholders and the specific number of shares that they each may resell through this prospectus are listed starting on page 8.

The shares offered for resale by this prospectus are 574,167 shares of Common Stock and an additional 602,970 shares of Common Stock issuable upon exercise of outstanding warrants.

Pursuant to the terms of certain securities purchase agreements and subscription agreements we issued to certain selling securityholders (i) a total of 561,667 shares of our common stock and (ii) warrants to purchase a total of 561,667 shares of our common stock. In addition, pursuant to the terms of certain financial advisory agreements, we issued to certain selling securityholders (i) a total of 12,500 shares of our common stock and (ii) warrants to purchase a total of 41,303 shares of our common stock. This registration statement covers 1,177,137 shares of our common stock issued and issuable in connection with the foregoing.

This prospectus may only be used where it is legal to offer and sell the shares covered by this prospectus. We have not taken any action to register or obtain permission for this offering or the distribution of this prospectus in any country other than the United States.

Unless we have indicated otherwise, references in this prospectus to "Sinovac," "we," "us" and "our" or similar terms are to Sinovac Biotech Ltd.


            CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS
            ---------------------------------------------------------

This prospectus and the other documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this prospectus and the other documents incorporated into this prospectus by reference that are not historical facts are identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, and Section 27A of the Securities Act of 1933, or the Securities Act. Forward-looking statements include projections, assumptions or information concerning possible or assumed future actions, events or results of our operations. These statements involve estimates and assumptions based on the judgment of the company's management. A number of risks and uncertainties may cause actual results to differ materially from those suggested by the forward-looking statements.

Forward-looking statements include the information in this prospectus and the other documents incorporated by reference into this prospectus. These statements may be made regarding the business, operations, financial performance, financial condition, earnings, prospects and products of our company specifically, as well as regarding our industry generally. These statements may be preceded by, followed by, or include the words "believes," "expects," "anticipates,", "intends," "plans," "estimates,", "should", or similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. We do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Forward-looking statements are not guarantees of performance. You should understand that these factors, in addition to those discussed in "Risk Factors" below and elsewhere in this document, and in the documents that are incorporated by reference into this prospectus, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in any forward-looking statement.


                                   THE COMPANY
                                   -----------

We specialize in the research, development, commercialization, and sales of human vaccines for infectious illnesses such as hepatitis A, hepatitis B, influenza, "SARS" and avian flu (bird flu). We are one of the leading emerging biotechnology companies in China. Working closely with Chinese public health officials, we focus on manufacturing and marketing human-vaccines and related products, and currently markets its vaccine for hepatitis A. We are the first and currently the only company in the world to have been granted permission to begin clinical trials for a vaccine to prevent SARS. We are also working towards developing a vaccine for Avian flu.

We are an Antigua corporation with our principal executive offices and operations located at No. 39 Shangdi Xi Road, Haidian District, Beijing, P.R. China 100085. Our telephone number is 86-10-82890088 and our fax number is 86-10-62966910.


                                  RISK FACTORS
                                  ------------

An investment in our stock is very speculative and involves a high degree of risk. You should carefully consider the following important factors, as well as the other information in this Registration Statement and the other reports that we have filed heretofore (and will file hereafter) with the Securities and Exchange Commission, before purchasing our stock. The following discussion outlines certain factors that we think could cause our actual outcomes and results to differ materially from our forward-looking statements.

RISKS RELATED TO OUR FINANCIAL CONDITION
----------------------------------------

We have a history of losses and may never achieve profitability.
----------------------------------------------------------------

We incurred net losses of $4,365,510 in the first nine months of 2004, $461,539 in 2003 and $592,208 in 2002. At September 30, 2004, we had an accumulated deficit of $5,073,370. To become profitable we must increase our sales and continue to limit the growth of our operating expenses. If our sales do not grow, or if expenses grow excessively, we may not be able to achieve or maintain profitability in the future.

We will need additional capital to continue the development of new vaccine
--------------------------------------------------------------------------
products and to market our existing vaccine products on a large scale.
----------------------------------------------------------------------

We will need to raise further funds from the capital markets to continue the development and commercialization of our products. This may delay our progress in product development or market. Although we have adequate near-term cash requirements, we may need to undertake significant future financings to complete clinical trials for our products, as well as to facilitate the large-scale commercial rollout of our vaccine products. In the future, we may require funds in excess of our existing cash resources for the following reasons: to proceed with the development of other vaccine products, including clinical testing relating to new products; to develop or acquire other technologies or other lines of business; to establish and expand our manufacturing capabilities; and to finance general and administrative and research activities that are not related to specific products under development. In the past, we have funded most of our development and other costs through equity financing. We anticipate the need for additional funding and because our operating and capital resources are insufficient to meet future requirements, we will have to raise additional funds in the near future to continue the development and commercialization of our products. Unforeseen problems, including materially negative developments in our clinical trials or in general economic conditions, could interfere with our ability to raise additional equity capital or materially adversely affect the terms upon which such funding is available. It is possible that we will be unable to obtain additional funding as and when we need it. If we were unable to obtain additional funding as and when needed, we could be forced to delay the progress of certain development efforts. Such a scenario poses risks. For example, our ability to bring a product to market and obtain revenues could be delayed, our competitors could develop products ahead of us, and/or we could be forced to relinquish rights to technologies, products or potential products.

We may have to rely on new equity financing to raise additional capital and this
--------------------------------------------------------------------------------
would dilute the holdings of our stockholders
---------------------------------------------

If we raise funds through equity financing to meet the needs discussed above, it will have a dilutive effect on existing holders of our shares by reducing their percentage ownership. The shares may be sold at a time when the market price is low because we need the funds. This will dilute existing holders more than if our stock price was higher. In addition, equity financings normally involve shares sold at a discount to the current market price.

RISKS RELATED TO OUR TECHNOLOGIES
---------------------------------

We will only receive revenues from our products that have received regulatory
-----------------------------------------------------------------------------
approval to sell. Many factors impact our ability to obtain approvals for our
-----------------------------------------------------------------------------
products.
---------

There can be no assurance that all of the clinical trials pertaining to several of our in-development vaccines will be completed within the anticipated time frame. Furthermore, such trials may be delayed or suspended at any time by regulatory authorities if unforeseen health risks become an issue with the participants of clinical trials. In addition, pre-clinical and clinical trials of our products, and the manufacturing and marketing of our technologies, are subject to extensive, costly and rigorous regulation by governmental authorities. The process of obtaining required regulatory approvals from the China State Food & Drug Administration ("SFDA") and other regulatory authorities often takes many years, is expensive and can vary significantly based on the type, complexity and novelty of the product candidates. For these reasons, it is possible we will never receive approval for one or more product candidates in the future.

Delays in obtaining SFDA or foreign approvals for our products could result in substantial additional costs to us, and, therefore, could adversely affect our ability to compete with other companies. If regulatory approval is ultimately granted, the approval may place limitations on the intended use of the product we wish to commercialize, and may restrict the way in which we are permitted to market the product.

Due to legal and factual uncertainties regarding the scope and protection
-------------------------------------------------------------------------
afforded by patents and other proprietary rights, we may not have meaningful
----------------------------------------------------------------------------
protection from competition.
----------------------------

Our long-term success will substantially depend upon our ability to protect our proprietary technologies from infringement, misappropriation, discovery, and duplication, and avoid infringing the proprietary rights of others. We rely on a trademarks, trade secrets, confidentiality procedures and contractual provisions and government intellectual property protection assurances to protect our intellectual property. Our intellectual property rights, and the intellectual property rights of biotechnology and pharmaceutical companies in general, are highly uncertain and include complex legal and factual issues. Because of this, any future intellectual property rights applications we undertake with respect to our SARS vaccine, combination hepatitis A and B vaccine, influenza vaccine, or potential avian flu vaccine may not be granted. These uncertainties also mean that any patents or intellectual property rights that we own or will obtain in the future could be subject to challenge, and even if not challenged, may not provide us with meaningful protection from competition. Due to our financial uncertainties, we may not possess the financial resources necessary to enforce our patents and/or intellectual property rights. Intellectual property rights already provided to us or our pending applications may become subject to dispute, and any dispute could be resolved against us.

Because a substantial number of patents and/or intellectual property rights have been issued in the field of biopharmaceuticals and because such positions can be highly uncertain and frequently involve complex legal and factual questions, the breadth of claims obtained in any application or the enforceability of our patents and/or intellectual property rights cannot be predicted. Consequently, we do not know whether any of our intellectual property rights or future patent applications will result in the issuance of patents or, whether these patents will be subject to further proceedings limiting their scope, will provide significant proprietary protection or competitive advantage, or will be circumvented or invalidated.

Also, because of these legal and factual uncertainties, and because pending patent and/or intellectual property right applications are held in secrecy for varying periods depending on the particular country, even after reasonable investigation we may not know with certainty whether any products that we (or a licensee) may develop will infringe upon any patent or other intellectual property right of a third party.

We could be subject to costly and time-consuming product liability actions.
---------------------------------------------------------------------------

We manufacture vaccines that are injected into patients to protect against infectious illnesses and, as a result, we may in the future be subject to product liability lawsuits. Any product liability claim brought against us, with or without merit, could have a material adverse effect on us. Even a meritless or unsuccessful product liability claim could be time consuming, expensive to defend, and could result in the diversion of management's attention from managing our core business or result in associated negative publicity.

RISKS RELATED TO MARKETING OF OUR POTENTIAL PRODUCTS
----------------------------------------------------

Because we face significant international competition from companies with
-------------------------------------------------------------------------
greater resources than we have, we may be unable to compete effectively.
------------------------------------------------------------------------

Competition from other biomedical companies in the global vaccine marketplace is a risk that we face. In a rapidly changing field, this competition is most likely to come from well-established biopharmaceuticals with deep pockets and a proven track record for successful product development and commercialization. Therefore, there can be no assurance that such potential rivals will not develop more proficient and more affordable vaccine products. Also, the prospect of another immunology company in North America or elsewhere commercializing the world's first SARS or avian flu vaccines is a distinct possibility.

Changes in the policies of the Communist Government of China or political
-------------------------------------------------------------------------
instability could delay the further liberalization of the Chinese economy and
-----------------------------------------------------------------------------
adversely affect economic conditions in China generally, which could impact our
-------------------------------------------------------------------------------
business and our prospects.
---------------------------

We are currently targeting our products for distribution and sale in China, which represents our domestic market, and in Southeast Asia and other developing countries. Because of our concentration in China, our assets and business ventures are susceptible to any reversals of China's longstanding policies on economic reform or changes in its health policies. Our sales may be adversely impacted by any changes in government, such as changes in leadership or social disruption which may result in restrictions being placed on import and export of foreign goods, acceptance into the local market of foreign health products, advertising of foreign goods and public attitude towards our vaccines.

The economic environment, pricing pressure and rising wages in China could
--------------------------------------------------------------------------
negatively impact our revenues and operating results.
-----------------------------------------------------

Our ability to maintain or increase pricing is restricted as clients often expect that as we do more business with them, they will receive volume discounts or special pricing incentives. Existing and new customers are also increasingly using third-party consultants with broad market knowledge to assist them in negotiating contractual terms. Large U.S. multinational companies are establishing larger offshore operations in China, resulting in wage pressures for Chinese companies. Pricing pressures from our clients, wage pressures in China and an increase in our sales and marketing expenditures may have a negative impact on our operating results.

We are investing substantial cash assets in new facilities and physical
-----------------------------------------------------------------------
infrastructure, and our profitability could be reduced if our business does not
-------------------------------------------------------------------------------
grow proportionately.
---------------------

We intend to invest substantial cash assets in new facilities and physical infrastructure in 2005. We may encounter cost overruns or project delays in connection with new facilities and physical infrastructure. These expansions may increase our fixed costs. If we are unable to grow our business and revenues proportionately, our profitability will be reduced.

RISKS RELATED TO MANAGEMENT
---------------------------

There are limitations on the enforcement of U.S. laws against Sinovac Biotech
-----------------------------------------------------------------------------
Ltd., its management, and others.
---------------------------------

We were incorporated on March 1, 1999, under the laws of Antigua. The majority of our members of the Board of Directors are not residents of the United States. All of our assets are located outside of the United States and substantially all of the assets of our directors are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon a majority of our directors or upon us or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against us in Antigua. Awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in Antigua. In addition, actions brought in a court in Antigua against us or the members of its Board of Directors to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions; in particular, a court in Antigua may not award punitive damages. The United States and Antigua do not currently have a treaty providing for recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon United States federal securities laws, would not be automatically enforceable in Antigua.

We rely heavily on key management personnel and the degree of success of our
----------------------------------------------------------------------------
business may be dependant on the fulfillment of their employment obligations.
-----------------------------------------------------------------------------

Our success is very dependant on the talents, capabilities, efforts and commitment of certain key members of our management team, such as our President, Dr. Yin, Professor Pan, Chairman of our majority owned subsidiary, Sinovac Biotech Co. Ltd., of which we own 71.67%. The loss of the service of these members of management could have a material adverse effect on us.

RISKS RELATED TO THE MARKET FOR OUR COMMON STOCK
------------------------------------------------

The price of our common stock may be volatile.
----------------------------------------------

There may be wide fluctuation in the price of our common stock. These fluctuations may be caused by several factors including: announcements of research activities and technology innovations or new products by us or our competitors; changes in market valuation of companies in our industry generally; variations in operating results; changes in governmental regulations; developments in patent and other proprietary rights; public concern as to the safety of drugs or treatments developed by us or others; results of clinical trials of our products or our competitors' products; and regulatory action or inaction on our products or our competitors' products. From time to time, we may hire companies to assist us in pursuing investor relations strategies to generate increased volumes of investment in our common stock. Such activities may result, among other things, in causing the price of our common stock to increase on a short-term basis. Furthermore, the stock market generally and the market for stocks of companies with lower market capitalizations and small biopharmaceutical companies, like us, have from time to time experienced, and likely will again experience, significant price and volume fluctuations that are unrelated to the operating performance of a particular company.

We may acquire technologies or companies in the future, which could result in
-----------------------------------------------------------------------------
the dilution of our stockholders and disruption of our business, and reduce our
-------------------------------------------------------------------------------
revenues.
---------

We are continually evaluating business alliances and external investments in technologies related to our business. Acquisitions of companies, divisions of companies, businesses, or products entail numerous risks, any of which could materially harm our business in several ways, including: diversion of management's attention from our core business objectives and other business concerns; failure to integrate efficiently businesses or technologies acquired in the future with our pre-existing business or technologies; potential loss of key employees from either our pre-existing business or the acquired business; dilution of our existing stockholders as a result of issuing equity securities; and assumption of liabilities of the acquired company. Some or all of these problems may result from future acquisitions or investments. Furthermore, we may not realize any value from such acquisitions or investments.


                            CURRENCY OF PRESENTATION
                            ------------------------

In this prospectus, references to "U.S." or "United States" are to the United States of America, its territories and its possessions. References to "China" are to the People's Republic of China. References to "$" or "dollars" or "U.S. dollars" are to the legal currency of the United States and references to "Rmb" or "rinmanbi" or "Chinese rinmanbi" are to the legal currency of China. Our financial statements are presented in U.S. dollars and are prepared in accordance with United States Generally Accepted Accounting Principles, or U.S. GAAP.

                                 USE OF PROCEEDS
                                 ---------------

The proceeds from the sale of the shares of common stock offered pursuant to this prospectus are solely for the account of the selling securityholders. As such, we will not receive any of the proceeds from the sale of these shares, other than funds, if any, that we may receive upon the exercise of outstanding warrants held by the selling securityholders. As of February 14, 2005, the last sale price of our common stock on the AMEX was $3.02. We intend to use any net proceeds from the exercise of such warrants for general corporate purposes, unless we state otherwise in a prospectus supplement.


                    TRANSACTIONS WITH SELLING SECURITYHOLDERS
                    -----------------------------------------

In January 2005, we issued 561,667 shares of our common stock at a purchase price of $3.00 per share, and warrants to purchase up to 561,667 shares of our common stock at an initial exercise price of $3.35 per share, to certain purchasers identified under the heading "Selling Securityholders" on page 8 of this prospectus in private placement transactions. In connection with the issuance of these securities, we paid certain finder's fees to Gemstone Securities LLC, Technique Capital Corp. and Mike Flanigan as well as a success fee to Credit Suisse Advisory Partners AG. The warrants are fully vested as of the date of issuance. The warrants are exercisable at $3.35 per share from the date of issuance of the warrants until the one year anniversary plus one trading day from the date of issuance of the warrants, and at a price of $4.00 thereafter until a maximum of two years from the date of issuance of the warrants. The warrants are subject to a call provision in favor of Sinovac, which may reduce the expiry date of the warrants. Furthermore, we issued 12,500 shares of our common stock to Source Capital Group, Inc. on July 22, 2004, in accordance with a financial advisory agreement we entered into with Source Capital Group, Inc., which included a provision for piggyback registration of any securities issued to Source Capital Group, Inc.


                             SELLING SECURITYHOLDERS
                             -----------------------

The following table shows certain information as of the date of this prospectus regarding the number of shares of common stock owned by the selling stockholders and the number of shares of common stock that are included for sale in this prospectus. We are unable to determine the exact number of shares that actually will be sold by the selling securityholders. We do not know how long the selling securityholders will hold the shares before selling them. We assume each selling securityholder will sell all shares offered by such selling securityholder in this prospectus.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 36,848,682 shares of common stock outstanding on February 4, 2005.

Except as indicated in "Transactions with Selling Securityholders" on page 8 of this prospectus, or by the footnotes below, no selling securityholder has had any material relationship with us or any of our predecessors or affiliates within the last three years. Except as indicated by the footnotes below, none of the selling securityholders are broker-dealers or affiliates of broker-dealers. Each of the selling securityholders acquired the shares being offered in this prospectus in the ordinary course of business and at the time of acquisition no selling securityholder had direct or indirect agreements or understandings with any person to distribute such shares. Information about the selling securityholders may change over time. Any changed information given to us by the selling securityholders will be set forth in prospectus supplements if and when necessary.


                                  Shares owned   Number of Shares  Percentage of     Percentage of
       Name of selling           prior to this        Being          Ownership      Ownership After
         Shareholder              Offering (1)    Offered (1) (2)  Before Offering    Offering (3)
         -----------              ------------    ---------------  ---------------    ------------

AS Capital Partners, LLC (4)         33,334            33,334             *                 *
2 Rector Street, 3rd Floor
New York, NY  10006

Barreras, Allen J.                   10,000            10,000             *                 *
3735 Highcroft Cir.
Norcross, GA  30092

Basso Multi-Strategy Holding        395,000           395,000           1.1%                *
Fund Ltd. (5)
c/o Basso Capital
Management, L.P. Investment
1266 East Main Street
4th Floor
Stamford, CT  06902

Basso Private Opportunity           105,000           105,000             *                 *
Holding Fund Ltd. (6)
c/o Basso Capital
Management, L.P. Investment
1266 East Main Street
4th Floor
Stamford, CT  06902

Bastian, Warren                       4,000             4,000             *                 *
65 Bluhm Rd.,
Fairport, NY  14450





                                       10



Bramlet, Dale G.                     17,000            17,000             *                 *
4600 4th Street N.
St. Petersburg, FL  33704

Christich, Helen                      6,000             6,000             *                 *
3308 Harvard Place
Granite City, IL  42040

Credit Suisse Advisory               11,233            11,233             *                 *
Partners AG (7)
Paradeplatz 8, P.O. Box 500
8070 Zurich, Switzerland

Doyle, Thomas E.                      5,000             5,000             *                 *
118 White Birch Dr.
Guilford, CT  06437

The Eiger Sales Corporation (8)      10,000            10,000             *                 *
777 Mt. Read Blvd.
Rochester, NY 14606

Gemstone Securities LLC (9)          30,070            30,070             *                 *
19321 US Highway 19 North,
Arbor Shoreline Bldg. C,
Suite 320, Clearwater,
Florida  33764

Goldsmith, Gerald                     8,000             8,000             *                 *
c/o Bear Stearns
70 West Madison, 25th Floor
Chicago, IL  60602

McBrearty, James                     20,000            20,000             *                 *
401 Hollow Horn Rd.
Pipersville, PA  18947

Nite Capital LP (10)                100,000           100,000             *                 *
100 East Cook Ave.
Suite 201
Libertyville, IL  60048

Ravikanti, Devender                  10,000            10,000             *                 *
1133 E. Longhorn Pl.
Chandler, AZ  85249

Shuck, Randy A.                       2,000             2,000             *                 *
1202 66th St. N.
St. Petersburg, FL 33710






                                       11



Siedman, Melvin                      40,000            40,000             *                 *
6 Windward Road
Glen Cove, NY  11542

Source Capital Group, Inc.           12,500            12,500             *                 *
(11)
1221 Post Road East
Westport, Conneticut  06880

Talman, Marilyn                       8,000             8,000             *                 *
1210 Heather Lane
Wilmington, DE  19803

Truk International Fund, LP          21,000            21,000             *                 *
(12)
One East 52nd Street
Sixth Floor
New York, NY  10022

Truk Opportunity Fund, LLC          329,000           329,000             *                 *
(13)
One East 52nd Street
Sixth Floor
New York, NY  10022

*    Less than 1.0%
(1) Represents shares of common stock issued to the selling securityholders and shares of common stock issuable upon the exercise of warrants issued in connection with the private placement transaction described under "Transactions with Selling Securityholders" on page 8 of this prospectus.
(2) Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named below have sole voting and investment power with respect to all shares of our common stock shown as being beneficially owned by them. A person also is deemed to be beneficial owner of any securities which that person has the right to acquire within 60 days.
(3) For the purposes of computing the number of shares of common stock to be held by the selling securityholders after the conclusion of the offering, we have assumed for purposes of the table above that the selling securityholders named above will sell all of the shares of common stock and all of the common stock issuable upon exercise of warrants offered by this prospectus, and that any other shares of common stock beneficially owned by these selling securityholders will continue to be beneficially owned.





                                       12



(4) Michael Coughlan, the CFO of the selling securityholder, has voting and investment power of the shares of our common stock beneficially owned by the selling securityholder and may be deemed to be the beneficial owner of these shares.
(5) John Lepore, the authorized signatory for the selling securityholder, has voting and investment power of the shares of our common stock beneficially owned by the selling securityholder and may be deemed to be the beneficial owner of these shares.
(6) John Lepore, the authorized signatory for the selling securityholder, has voting and investment power of the shares of our common stock beneficially owned by the selling securityholder and may be deemed to be the beneficial owner of these shares.
(7) Thorsten Dueser, Head of Corporate Finance of the selling securityholder, has voting and investment power of the shares of our common stock beneficially owned by the selling securityholder and may be deemed to be the beneficial owner of these shares.
(8) Harry Morrow, President of the selling securityholder, has voting and investment power of the shares of our common stock beneficially owned by the selling securityholder and may be deemed to be the beneficial owner of these shares.
(9) Dale Twardowski, managing partner of the selling securityholder, has voting and investment power of the shares of our common stock beneficially owned by the selling securityholder and may be deemed to be the beneficial owner of these shares.
(10) Keith Goodman, manager of the general partner of the selling securityholder, has voting and investment power of the shares of our common stock beneficially owned by the selling securityholder and may be deemed to be the beneficial owner of these shares. Mr. Goodman disclaims beneficial ownership of the securities owned by the selling securityholder.
(11) Bruce Ryan, Vice Chairman of the selling securityholder, has voting and investment power of the shares of our common stock beneficially owned by the selling securityholder and may be deemed to be the beneficial owner of these shares. Mr. Ryan disclaims beneficial ownership of the securities owned by the selling securityholder.
(12) Michael E. Fein and Stephen E. Saltzstein, as principals of Atoll Asset Management, LLC, the Managing Member of Truk International Fund, LP, exercise voting and investment control over the securities beneficially owned by the selling securityholder. Both Mr. Fein and Mr. Saltzstein disclaim beneficial ownership of the securities owned by the selling securityholder.
(13) Michael E. Fein and Stephen E. Saltzstein, as principals of Atoll Asset Management, LLC, the Managing Member of Truk Opportunity Fund, LLC, exercise voting and investment control over the securities beneficially owned by the selling securityholder. Both Mr. Fein and Mr. Saltzstein disclaim beneficial ownership of the securities owned by the selling securityholder.


                              PLAN OF DISTRIBUTION
                              --------------------

The selling securityholders of our shares of common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling securityholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     o an exchange distribution in accordance with the rules of the applicable exchange;
     o    privately negotiated transactions;
     o settlement of short sales entered into after the date of this prospectus;
     o broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;
     o    a combination of any such methods of sale;
     o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
     o    any other method permitted pursuant to applicable law.

The selling securityholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

Broker-dealers engaged by the selling securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling securityholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of shares of our common stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of our common stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge shares of our common stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling securityholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the shares of our common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling securityholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling securityholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling securityholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling securityholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the shares of our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling securityholders or any other person. We will make copies of this prospectus available to the selling securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.


                                  LEGAL MATTERS
                                  -------------

The validity of the issuance of the common stock offered hereby will be passed upon for us by Stepp Law Group, 32 Executive Park, Suite 105, Irvine, California 92614.


                                     EXPERTS
                                     -------

The consolidated financial statements of Sinovac Biotech Ltd. incorporated in this prospectus by reference to the Annual Report on Form 20-F for the fiscal year ended December 31, 2003 have been so incorporated in reliance on the report

Moore Stephens Ellis Foster Ltd., an independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting.


                     AVAILABILITY OF ADDITIONAL INFORMATION
                     --------------------------------------

We file annual, semi-annual and current reports and other information with the Securities and Exchange Commission (the "SEC"). In addition, we intend to file quarterly reports on a regular basis with the SEC starting with the nine month period ended September 30, 2004. You may read a copy of any of these reports, or other information at the SEC's public reference room located at 450 Fifth Street, N.W., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov.
                                  -----------

Our internet website is www.sinovac.com. Information on our web site is not
                        ---------------
incorporated by reference into this prospectus.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
                -------------------------------------------------

The Securities and Exchange Commission allows us to "incorporate by reference" information into this prospectus, meaning that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in, or incorporated by reference in, this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC.

           Sinovac Biotech Ltd.
Securities and Exchange Commission Filings                      Period/Filing Date
------------------------------------------                      ------------------

Annual Report on Form 20-F                                Fiscal year ended Dec. 31, 2003

Semi-annual report on Form 6-K                    Six month period ended June 30, 2004 - filed
                                                               on November 12, 2004

Quarterly report on Form 6-K                        Nine month period ended Sept. 30, 2004 -
                                                            filed on February 11, 2005

Current reports on Form 6-K                       Filed on August 18, 2004, September 16, 2004,
                                                        October 6, 2004, November 18, 2004,
                                                       November 18, 2004, December 3, 2004,
                                                       December 14, 2004, December 28, 2004,
                                                      January 5, 2005, January 10, 2005, and
                                                                 January 20, 2005

The description of our common stock                          Filed on December 7, 2004
contained in the Registration Statement
on Form 8-A filed pursuant to Section 12
of the Exchange Act

We are also incorporating by reference into this prospectus all subsequent annual reports filed on Form 20-F and all Form 6-Ks filed by us pursuant to the Exchange Act, prior to the termination of this offering.

You can obtain any of the above mentioned documents through us or the SEC. Documents incorporated by reference are available from us without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

          Sinovac Biotech Ltd.
          No. 39 Sahndi Xi Road
          Haidian District, Beijing
          P.R.C.  100085
          Attention: Weidong Yin
          Phone: 86-10-82890088

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND
------------------------------------------------------------------------
DOCUMENTS INCORPORATED INTO THIS PROSPECTUS BY REFERENCE. WE HAVE NOT AUTHORIZED
--------------------------------------------------------------------------------
ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS
----------------------------------------------------------------------------
PROSPECTUS OR THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. THIS PROSPECTUS
-----------------------------------------------------------------------------
MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION
----------------------------------------------------------------------------
CONTAINED IN THIS PROSPECTUS, THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND
--------------------------------------------------------------------------------
ANY SUPPLEMENTS TO THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATES OF THEIR
----------------------------------------------------------------------------
RESPECTIVE COVERS OR EARLIER DATES AS SPECIFIED THEREIN, REGARDLESS OF THE TIME
-------------------------------------------------------------------------------
OF DELIVERY OF THIS PROSPECTUS OR ANY SUPPLEMENT TO THIS PROSPECTUS OR OF ANY
-----------------------------------------------------------------------------
SALE OF OUR SECURITIES.
-----------------------


            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
            --------------------------------------------------------
                           SECURITIES ACT LIABILITIES
                           --------------------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II
                                     -------

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

EXPENSES OF THE ISSUE
---------------------

The following table sets forth the costs and expenses payable by us in connection with the sale and distribution of the shares of common stock and the share of common stock issuable upon exercise of the warrants. Selling commissions and brokerage fees and any applicable transfer taxes and fees and disbursements of counsel for the selling securityholders are payable individually by the selling securityholders. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

                                                               Amount to be paid
Securities and Exchange Commission Registration Fee              $     428.12
Legal Fees and Expenses                                          $  10,000.00
Accounting Fees and Expenses                                     $     500.00
Printing                                                         $     500.00
Miscellaneous expenses                                           $     500.00
                                                                 ------------
Total:                                                           $  11,928.12


INDEMNIFICATION OF DIRECTORS AND OFFICERS
-----------------------------------------

In accordance with the International Business Corporations Act, 1982 No. 28 of 1982 Cap. 222 Vol. 5 of the Revised Laws of Antigua 1992 Edition Article VIII of our Articles of Incorporation provides that the registrant shall indemnify certain persons as follows:

ARTICLE VIII INDEMNIFICATIONS. The Corporation shall indemnify any and all of its Directors, officers, employees or agents or former Directors, officers, employees or agents or any person who may have served at its request as a Director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise in which it owns shares of capital stock or of which it is a creditor, to the full extent permitted by law. Said indemnification shall include, but not be limited to, the expenses, including the cost of any judgments, fines, settlements and counsel's fees, actually and necessarily paid or incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeals thereof, to which any such person or his legal representative may be made a party or may be threatened to be made a party by reason of his being or having been a Director, officer, employee or agent as herein provided unless such action, suit or proceeding is a result of the Director, officer, employee or agent's own negligence or illegal action. The foregoing right of indemnification shall not be exclusive of any other rights to which and Directors, officers, employee or agent may be entitled as a matter of law or which he may be lawfully granted.

EXHIBITS
--------

  Exhibit #                             Description
  ---------                             -----------
     5.1 Legal Opinion of Stepp Law Group with respect to the validity of the issuance of the securities being offered herein.
     23.1      Consent of Legal Counsel (included in exhibit 5.1)
     23.2      Consent of Independent Auditors
     24.1      Power of Attorney (included on signature pages)


UNDERTAKINGS
------------

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering of throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by
     Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Act of 1933, Sinovac Biotech Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, P.R.C., on February 14, 2005.

SINOVAC BIOTECH LTD.                        SINOVAC BIOTECH LTD.
Per:                                        Per:
         /s/ WEIDONG YIN                           /s/ LILY WANG
-------------------------------------       ------------------------------------
             Weidong Yin                                 Lily Wang
President and Chief Executive Officer       CFO and Principal Accounting Officer

                                Power of Attorney
                                -----------------

Know all persons by these presents that each individual whose signature appears below constitutes and appoints Weidong Yin and Lily Wang as true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is be effective upon filing under Rule 462 promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

           Date                                Signature/Title
           ----                                ---------------


February 14, 2005                              /s/ WEIDONG YIN
                               -------------------------------------------------
                                                    Weidong Yin
                               President, Chief Executive Officer and a director


February 14, 2005                               /s/ LILY WANG
                               -------------------------------------------------
                                                  Lily Wang
                               CFO, Principal Accounting Officer and a director


February 14, 2005                             /s/ HEPING WANG
                               -------------------------------------------------
                                                 Heping Wang
                                                 A director


February 14, 2005                             /s/ KIM KIAT ONG
                               -------------------------------------------------
                                                Kim Kiat Ong
                                                 A director


February 14, 2005                            /s/ SIMON ANDERSON
                               -------------------------------------------------
                                                Simon Anderson
                                                 A director


February 14, 2005                                /s/ HAO YOU
                               -------------------------------------------------
                                                  Hao You
                                                 A director